EXHIBIT 99.1

Xenon Pharmaceuticals Appoints Steven Gannon to Its Board of Directors

BURNABY, British Columbia, May 22, 2015 (GLOBE NEWSWIRE) -- Xenon Pharmaceuticals Inc. (Nasdaq:XENE), a clinical-stage biopharmaceutical company, today announced that Steven Gannon has been appointed to its Board of Directors, where he will also serve on the Company's Audit Committee. Mr. Gannon is a highly respected senior financial executive whose executive and board experience spans the pharmaceutical industry, and includes corporate finance and strategic transactions, mergers and acquisitions, business and corporate development and commercial operations.

Dr. Simon Pimstone, Xenon's President and Chief Executive Officer, said, "Steve brings a wealth of expertise to Xenon's board, especially given the international reach of his management and operating experience in the pharmaceutical and medical device industries, and in working with companies at all stages of their growth, including commercialization. His knowledge of the capital markets, experience in corporate strategy and transactions and public company operations will be especially valuable to Xenon as we continue to advance our partnered and proprietary pipeline programs and mine the capabilities of our Extreme Genetics® and ion channel discovery platform to identify additional novel targets."

Mr. Gannon has an international reputation as a solutions-focused business executive with extensive financial experience in corporate growth initiatives including acquisitions, corporate alliances and partnerships within the pharmaceutical industry. His past executive experience includes serving as Chief Financial Officer, Senior Vice President of Finance, and Treasurer at Aptalis Pharma Inc. (formerly Axcan Pharma Inc.) where he led global finance operations, completed multiple acquisitions and financings leading to the eventual private sale of Aptalis in 2014. He previously served as Chief Financial Officer of Cryocath Technologies Inc., a medical device company that was sold to Medtronic in 2007; Director of Finance and Administration of the Research Division of AstraZeneca Canada Inc.; and the Head of Finance and Administration of Mallinckrodt Medical Inc.'s Canadian operations. He currently serves as a non-executive director of Advanced Accelerator Applications S.A. Mr. Gannon received a Bachelor of Commerce in accounting and business systems from Concordia University and has been a chartered accountant since 1985. He has also completed the Executive Program at the Richard Ivey School of Business at the University of Western Ontario in London, Ontario, Canada.

Mr. Michael Tarnow, Xenon's Chair of the Board, said, "The Xenon Board of Directors is delighted to appoint Steve as a member, and looks forward to benefitting from his extensive experience in building and managing biopharmaceutical companies. We also want to express our gratitude to John Evans, who has been a member of our Board since 2008, and is now leaving to focus on other opportunities. John's extensive experience as a venture capital investor and director have been invaluable to Xenon, as we made the transition from an early stage, research-based company to a development-stage NASDAQ-listed company with a diversified and growing portfolio of product candidates. John helped to set the direction for our future, and we have appreciated his guidance and counsel."

About Xenon Pharmaceuticals Inc.

Xenon is a clinical-stage biopharmaceutical company discovering and developing a pipeline of differentiated therapeutics for orphan indications that it intends to commercialize on its own and for larger market indications that the company intends to partner with global pharmaceutical companies. Xenon has built a core enabling discovery platform, referred to as Extreme Genetics®, for the discovery of validated drug targets by studying rare human diseases with extreme traits, including diseases caused by mutations in ion channels, known as channelopathies. Xenon's Extreme Genetics® platform has yielded the first approved gene therapy product in the European Union and a broad development pipeline and multiple pharmaceutical partnerships, including with Teva and Genentech. For more information, please visit www.xenon-pharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements are not based on historical fact, and include statements regarding the progress and potential of ongoing development programs and the ability of board members to assist in the advancement of our product candidates. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our or our collaborators' product candidates; our Extreme Genetics® discovery platform may not yield additional product candidates; any of our or our collaborators' product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones pursuant to our collaboration agreements; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta and Ontario. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

The Xenon logo and "Extreme Genetics" are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in various jurisdictions.

CONTACT: Ian Mortimer
         Chief Financial Officer and Chief Operating Officer
         Xenon Pharmaceuticals Inc.
         Phone: 604.484.3300
         Email: investors@xenon-pharma.com